Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-211940, 333-196646, 333-184181, 333-176174, 333-171244, 333-159592, and 333-149662 on Form S-8, Registration Statement Nos. 333-216600, 333-205353, 333-195855, 333-183313, 333-171944, 333-170503, 333-171052, 333-166011, and 333-158516 on Form S-3, and Registration Statement Nos.  333-215590 and 333-213704 on Form S-1 of our report dated June 30, 2017, relating to the financial statements of BarioSurg, Inc., appearing in this Amendment No. 1 to Current Report on Form 8-K of EnteroMedics Inc.

/s/ KCCW Accountancy Corp.
Diamond Bar, California
July 10, 2017